                                                                 Exhibit (h)(13)

                          NORTHERN INSTITUTIONAL FUNDS
                               SERVICING AGREEMENT
                               For Class C Shares

Gentlemen:

     We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers, clients, employees and others ("Customers") and other investors ("Investors") (collectively "Clients") who may from time to time beneficially own shares of beneficial interest in Class C of one or more of the investment portfolios (collectively the "Funds," and individually a "Fund") offered by Northern Institutional Funds ("Fund Shares").

     The terms and conditions of this Servicing Agreement are as follows:

          Section 1. You agree to provide or arrange for the provision of one or more of the following services to Clients who may from time to time beneficially own Fund Shares: (1) establishing and maintaining separate account records of Customers or other Investors; (2) providing Customers or other Investors with a service that invests their assets in Fund Shares pursuant to specific or pre-authorized instructions, and assistance with new account applications; (3) aggregating and processing purchase and redemption requests for Fund Shares from Customers or other Investors, and placing purchase and redemption orders with the Transfer Agent; (4) issuing confirmations to Customers or other Investors in accordance with applicable law; (5) arranging for the timely transmission of funds representing the net purchase price or redemption proceeds; (6) processing dividend payments on behalf of Customers or other Investors; (7) providing information periodically to Customers or other Investors showing their positions in Fund Shares; (8) responding to Customer or other Investor inquiries (including requests for prospectuses), and complaints relating to the services performed by the institutions; (9) acting as liaison with respect to all inquiries and complaints from Customers and other Investors relating to errors committed by the Trust or its agents, and other matters pertaining to the Trust; (10) providing or arranging for another person to provide subaccounting with respect to Fund Shares beneficially owned by Customers or other Investors; (11) if required by law, forwarding shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers and other Investors; (12) providing such office space, facilities and personnel as may be required to answer questions and respond to inquiries; (13) maintaining appropriate management reporting and statistical information; (14) paying expenses related to the preparation of educational and other explanatory materials in connection with the development of investor services; (15) developing and monitoring investment programs; or
(16) providing such other similar services as the Trust may reasonably request to the extent the Institutions are permitted to do so under applicable law, rules and regulations.

          Section 2. We recognize that you may be subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by Federally chartered and supervised banks and other banking organizations. As such, you are restricted in the activities you may undertake and for which you may be paid and, therefore, you will perform only those activities which are consistent with your statutory and regulatory obligations. You will act solely as agent for, upon the order of, and for the account of, your Clients.

          Section 3. In performing your duties hereunder, you shall act in conformity with the then effective prospectus and statement of additional information applicable to the Fund Shares, the Investment Company Act of 1940 and all other applicable Federal and State banking, securities and other laws, regulations and rulings. You will assume sole responsibility for your compliance with applicable Federal and State laws and regulations, and shall rely exclusively upon your own determination, or that of your legal advisers, that the performance of your duties hereunder complies with such laws and regulations. You shall perform your duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

          Section 4. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide such services to Clients.

          Section 5. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or Fund Shares except those contained in our then current prospectuses for such Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

          Section 6. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter, or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Fund Shares by or on behalf of Clients. You and your employees will upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

          Section 7. In consideration of the services and facilities provided by you or arranged by you to be provided hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of 0.15% of the average daily net asset value of the Fund Shares beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Clients' Fund Shares"), which fee will be computed daily and payable quarterly. For purposes of determining the fees payable under this Section 7, the average daily net asset value of the Clients' Fund Shares will be computed in the manner specified in our registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Fund Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion, and without notice, suspend or withdraw the sale of Fund Shares, including the sale of such Shares to you for the account of any Client or Clients.

          Section 8. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Trustees, and our Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law. You will be responsible for promptly reporting to us and our Board of Trustees any potential or existing conflicts with respect to the investments of your Clients in the Funds.

          Section 9. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

          Section 10. By your written acceptance of the Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Fund Shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation payable to you by Clients in connection with the investment of their assets in the Funds, will be disclosed by you to your Clients, will be authorized by your Clients and will not result in an excessive or unreasonable fee to you; (iii) in the event an issue pertaining to this Agreement or our Shareholder Servicing Plan related hereto is submitted for approval, you will vote any Fund Shares held for your own account in the same proportion as the vote of the Fund Shares held for your Clients benefits; and
(iv) you will not engage in activities pursuant to the Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by such law.

          Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until the next April 30, and thereafter will continue automatically for successive annual periods ending on April 30, provided such continuance is specifically approved at least annually by us in the manner described in Section 15 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Trustees as defined in Section 15 hereof) or by you upon notice to the other party hereto.

          Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown herein.

          Section 13. This Agreement will be construed in accordance with the laws of the State of Illinois and is non-assignable by the parties hereto.

          Section 14. All persons dealing with us must look solely to our property for the enforcement of any claims against us, as neither our Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on our behalf.

          Section 15.  This Agreement has been approved by vote of a majority of
(i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of us and have no direct or indirect financial interest in the operation of the Shareholder Servicing Plan adopted by us regarding the provision of support services to the beneficial owners of Fund Shares or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

          Section 16. The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, a copy of which, together with all amendments thereto (the "Declaration"), is on file with the Trust. The name "Northern Institutional Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Northern Institutional Funds, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Northern Institutional Funds, but the Trust Estate only shall be liable.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Company, 50 South LaSalle, Chicago, IL 60675.

                                          Very truly yours,

                                          NORTHERN INSTITUTIONAL FUNDS


Date:                                     By:
      --------------------------------       -----------------------------------
                                                      Authorized Officer

                                          Accepted and Agreed to:

                                          --------------------------------------
                                          (Name of Counterparty)


Date:                                     By:
      --------------------------------       -----------------------------------
                                                      Authorized Officer

                                          Address:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                          NORTHERN INSTITUTIONAL FUNDS
                               SERVICING AGREEMENT
                               For Class D Shares

Gentlemen:

     We wish to enter into this Servicing Agreement with you concerning the provision of administrative support services to your customers, clients, employees and others ("Customers") and other investors ("Investors") (collectively "Clients") who may from time to time beneficially own shares of beneficial interest in Class D of one or more of the investment portfolios (collectively the "Funds," and individually a "Fund") offered by Northern Institutional Funds ("Fund Shares").

     The terms and conditions of this Servicing Agreement are as follows:

          Section 1. You agree to provide or arrange for the provision of one or more of the following services to Clients who may from time to time beneficially own Fund Shares: (1) establishing and maintaining separate account records of Customers or other Investors; (2) providing Customers or other Investors with a service that invests their assets in Fund Shares pursuant to specific or pre-authorized instructions, and assistance with new account applications; (3) aggregating and processing purchase and redemption requests for Fund Shares from Customers or other Investors, and placing purchase and redemption orders with the Transfer Agent; (4) issuing confirmations to Customers or other Investors in accordance with applicable law; (5) arranging for the timely transmission of funds representing the net purchase price or redemption proceeds; (6) processing dividend payments on behalf of Customers or other Investors; (7) providing information periodically to Customers or other Investors showing their positions in Fund Shares; (8) responding to Customer or other Investor inquiries (including requests for prospectuses), and complaints relating to the services performed by the institutions; (9) acting as liaison with respect to all inquiries and complaints from Customers and other Investors relating to errors committed by the Trust or its agents, and other matters pertaining to the Trust; (10) providing or arranging for another person to provide subaccounting with respect to Fund Shares beneficially owned by Customers or other Investors; (11) if required by law, forwarding shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Customers and other Investors; (12) displaying and making prospectuses available on an institution's premises; (13) providing such office space, facilities and personnel as may be required to answer questions of potential investors and respond to inquiries of Customers and other Investors;
(14) maintaining appropriate management reporting and statistical information;
(15) paying expenses related to the preparation of educational and other explanatory materials in connection with the development of investor services;
(16) developing and monitoring investment programs; or (17) providing such other similar services as the Trust may reasonably request to the extent the Institutions are permitted to do so under applicable law, rules and regulations.

          Section 2. We recognize that you may be subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by Federally chartered and supervised banks and other banking organizations. As such, you are restricted in the activities you may undertake and for which you may be paid and, therefore, you will perform only those activities which are consistent with your statutory and regulatory obligations. You will act solely as agent for, upon the order of, and for the account of, your Clients.

          Section 3. In performing your duties hereunder, you shall act in conformity with the then effective prospectus and statement of additional information applicable to the Fund Shares, the Investment Company Act of 1940 and all other applicable Federal and State banking, securities and other laws, regulations and rulings. You will assume sole responsibility for your compliance with applicable Federal and State laws and regulations, and shall rely exclusively upon your own determination, or that of your legal advisers, that the performance of your duties hereunder complies with such laws and regulations. You shall perform your duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

          Section 4. You will provide such office space and equipment, telephone facilities and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide such services to Clients.

          Section 5. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or Fund Shares except those contained in our then current prospectuses for such Shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.

          Section 6. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter, or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Fund Shares by or on behalf of Clients. You and your employees will upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.

          Section 7. In consideration of the services and facilities provided by you or arranged by you to be provided hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of 0.25% of the average daily net asset value of the Fund Shares beneficially owned by your Clients for whom you are the dealer of record or holder of record or with whom you have a servicing relationship (the "Clients' Fund Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 7, the average daily net asset value of the Clients' Fund Shares will be computed in the manner specified in our registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of Fund Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion, and without notice, suspend or withdraw the sale of Fund Shares, including the sale of such Shares to you for the account of any Client or Clients.

          Section 8. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to our Board of Trustees, and our Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or they may reasonably request (including, without limitation, periodic certifications confirming the provision to Clients of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law. You will be responsible for promptly reporting to us and our Board of Trustees any potential or existing conflicts with respect to the investments of your Clients in the Funds.

          Section 9. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

          Section 10. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Fund Shares issued by us; (ii) the compensation payable to you hereunder, together with any other compensation payable to you by Clients in connection with the investment of their assets in the Funds, will be disclosed by you to your Clients, will be authorized by your Clients and will not result in an excessive or unreasonable fee to you; (iii) in the event an issue pertaining to this Agreement or our Shareholder Servicing Plan related hereto is submitted for approval, you will vote any Fund Shares held for your own account in the same proportion as the vote of the Fund Shares held for your Clients' benefit; and
(iv) you will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless you have obtained the licenses required by such law.

          Section 11. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until the next April 30, and thereafter will continue automatically for successive annual periods ending on April 30, provided such continuance is specifically approved at least annually by us in the manner described in Section 15 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Trustees as defined in Section 15 hereof) or by you upon notice to the other party hereto.

          Section 12. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown herein.

          Section 13. This Agreement will be construed in accordance with the laws of the State of Illinois and is non-assignable by the parties hereto.

          Section 14. All persons dealing with us must look solely to our property for the enforcement of any claims against us, as neither our Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on our behalf.

          Section 15.  This Agreement has been approved by vote of a majority of
(i) our Board of Trustees and (ii) those Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of us and have no direct or indirect financial interest in the operation of the Shareholder Servicing Plan adopted by us regarding the provision of support services to the beneficial owners of Fund Shares or in any agreements related thereto ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on such approval.

          Section 16. The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, a copy of which, together with all amendments thereto (the "Declaration"), is on file with the Trust. The name "Northern Institutional Funds" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Northern Institutional Funds, shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Northern Institutional Funds, but the Trust Estate only shall be liable.

     If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Company, 50 South LaSalle, Chicago, IL 60675.

                                          Very truly yours,

                                          NORTHERN INSTITUTIONAL FUNDS


Date:                                     By:
      --------------------------------       -----------------------------------
                                                      Authorized Officer

                                          Accepted and Agreed to:

                                          --------------------------------------
                                          (Name of Counterparty)


Date:                                     By:
      --------------------------------       -----------------------------------
                                                      Authorized Officer

                                          Address:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------